Exhibit 3.34

CERTIFICATE OF FORMATION

OF

QUAD/PUBLISHING, LLC

In accordance with the provisions of §18-201 of the Delaware Limited Liability Copany Act, the undersigned, sole organizer of a Delaware limited liability company, hereby certifies as follows:

1.                                      The name of the limited liability company is Quad/Publishing, LLC.

2.                                      The address of the registered office of the limited liability company in the State of Delaware is The Corporation Trust Center. 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation in his capacity as Sole Organizer this 23rd day of December, 1998.

/s/ Eric von Estorff
Eric von Estorff, Sole Organizer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:09 PM 12/23/1998
981500066 - 2984223

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION

OF QUAD/PUBLISHING, LLC

In accordance with the provisions of §18-202 of the Delaware Limited Liability Company Act, the undersigned, a person duly authorized on behalf of Quad/Publishing, LLC, a Delaware limited liability company, hereby certifies as follows:

1.                                      The name of the limited liability company prior to any changes effected by this Certificate of Amendment is Quad/Publishing, LLC (the “Company”).

2.                                      The Company hereby adopts the following amendment (“Amendment”) to Section (1) of its Certificate of Formation filed December 23, 1998 in the Office of the Delaware Secretary of State:

“(1)  The name of the limited liability company is Quad/Creative, LLC.”

3.                                      The effective time of this Certificate of Amendment shall be February 1, 1999 at 12:01 a.m.

Executed on behalf of the Company as of January 1, 1999.

QUAD/GRAPHICS, INC. (Its sole member)

By:	/s/ John C. Fowler
John C. Fowler
Vice President - Finance

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:02 PM 01/25/1999
991030719 - 2984223